Balogh and Tjornehoj, LLP
Certified Public Accountants
600 South Cherry Street, Suite 210
Denver, Colorado 80246


August 23, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  3Si Holdings, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 1999 in 3Si Holdings, Inc.'s Form 10-K/A, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ Balogh and Tjornehoj, LLP
Balogh and Tjornehoj, LLP